UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2011

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number) 000-18911	(IRS Employer Identification No.) 81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On September 28, 2011, the Board of Directors of Glacier Bancorp, Inc. (the “Company”) adopted a Majority Voting Policy, consistent with recent trends in good corporate governance practices.

Under the Majority Voting Policy, director nominees will tender conditional resignations at the time of their nomination, and, if any director nominee receives more “withheld” votes than “for” votes in an uncontested election of directors, his or her resignation will be considered by the Company’s Nominating/Corporate Governance Committee and the Board of Directors.  The Nominating/Corporate Governance Committee would then recommend whether to accept the resignation, and the Board of Directors would make a determination within 90 days after certification of the shareholder vote.  The Board of Directors would then promptly disclose its decision and rationale.  In a contested election, the Majority Voting Policy would not apply and nominees would be elected by plurality voting.  The Majority Voting Policy is effective upon adoption and will apply to the Company’s 2012 election of directors.  The Company intends to post the Majority Voting Policy on its website at www.glacierbancorp.com.

On September 29, 2011, the Company issued a press release regarding adoption of the Majority Voting Policy, which is attached hereto as Exhibit 99.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

99.1	Press Release dated September 29, 2011 announcing the adoption of the Majority Voting policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2011	GLACIER BANCORP, INC.

	By:	/s/ Michael J. Blodnick
President and Chief Executive Officer